Sales contract for commercial building

Tailored by Shanghai Municipal Housing, Land and Resources Administration Bureau
Supervised by Shanghai Administration of Industry and Commerce
Printed in 2000

Special notice

1.  The form contract text is a specimen according to the Shanghai Real Estate Transfer Ordinance. The terms are indicative, and for the adoption of both parties when selling the commercial residential building which was not pre-sold.

2.  Purchase of a commercial building is a civil law act. Because it involves a large monetary transaction amount, professional judgment and many legal considerations, to protect the rights of both parties, the contract should be signed on the basis of prudence, and strict and thorough consideration.

3.  The commercial building can only be sold after the proprietary certificate of the newly-built building has been obtained. The real estate development company should provide the buyer with this certificate. The certificate should be shown to be legitimate and can be verified at the real estate transfer center at the city level, district level and county level.

4.  When the real estate development company sells a commercial building encumbered by a mortgage, the company should inform the mortgagee with a written notice from the buyer. If not, the sales transaction is ineffective. The buyer can inquire about the related information of the commercial building at the city-level, district-level, and county-level real estate transfer center. (The related information will refer to mortgages, approvals by the judicial authority or administrative authority, or any restriction on the right of the use of the commercial building in other forms.)

5.  The parties should timely register the modification with the real estate registration authority after the contract execution date. The buyer should then obtain the building proprietary certificate.

6.  If any dispute arises from the execution of or in connection with the contract, either party can file a suit with the local People’s court or go to a arbitration committee for arbitration. Either an arbitration committee in Shanghai or in any other place may be used. The arbitration committee in Shanghai may be either the Shanghai Arbitration Committee or the Shanghai Foreign Trading Arbitration Committee (Foreign affairs related).

7.  The form of contract for sales contract is available from the real estate trading center at city level, district level and county level. It is suggested that the buyers obtain the contract text first and read it thoroughly.

Sales contract for commercial building

Party A (Seller):    Shanghai Zhangjiang Integrated Circuit Industrial Zone Development Co., Ltd

Address:	No.3000, Longdong Avenue, Zhangjiang Hi-tech Park, Shanghai

Zip code:	201203

No. of business license:	3101151016082

No. of certificate:	Hufangdizikai No. 01159

Legal representative:	Liu Xiaolong Contact number: 68796879

Entrusted agent:	Contact Number: 58558888

Party B (Buyer):	CER Energy Recovery (Shanghai) Co., Ltd

Address:	Building No.26, No.1388, Zhangdong Road, Zhangjiang Hi-tech park, Shanghai, Zip code: 201203

No. of business license:	310115400249903(Pudong), Contact Number: 55560020

Legal representative:	Wu Qinghuan, Contact number: 55560020

Entrusted agent:	Zhou Jialing, Contact Number: 55560020
Address:

Party A and Party B sign this sales contract for the purchase of a commercial building on the basis of equality, voluntary and friendly consultation.

Article 1  Party A legally acquired the land use right for Land No.1481700150005028, Pudong district. (No. of land use right transfer contract: Hupu (1993) grant contract No.047). Party A has finished the construction and investment of phase 2 (Western wing) of the Zhangjiang Integrated Circuit Park commercial building, has completed the initial registration of commercial building and obtained the house proprietary certificate for the building. (No. Pu 2011006917)

Article 2  Party B hereby purchases Rooms 101 and 102, Building No. 26, No. 1388, Zhangdong Road from Party A (hereafter called the “house”).  According to the results of a measuring firm certified by the Shanghai Municipal Housing, Land and Resources Administration Bureau, the total area is 2617.34 square meters, comprising an internal floor area of 2373.61 square meters and public shared area of 243.73 square meters, with an internal storey height of 3.9 meters.

The floor plan is described in Appendix II; the building structure, decoration and furbishment is described in Appendix III; the housing-related situation (mortgages, leases, neighborhoods and the plan of the community) is described in Appendix IV; and the conventions regarding use of the house is in Appendix V.

Article 3  Party B purchases the house area at RMB 18,525 per square meter.  Base on the total measured area of the house, the total price of the house is RMB 48,486,223.5.  The total price of the house includes the ownership of the house and related land use rights.

Article 4  Party B shall make payment into Party A's bank account according to the payment terms and payment schedule agreed in this contract.  The account data is as follows:

Financial institution:	Zhangjiang Branch, Shanghai Pudong Development Bank,

Account Name:	Shanghai Zhangjiang Integrated Circuit Industrial Zone Development Co., Ltd.

Accounts No.:	076567 -97160158000000183)

Payment time and manner are set forth in Appendix I.

Party A shall issue a formal paid invoice to Party B when receiving each payment.

Article 5  If Party B fails to make the payment on time, a penalty shall be paid to Party A, in the amount of 0.05% of the overdue amount per day, calculated from the second day of the due date until the payment is made. Party A may exercise the alternatives set forth below, if the overdue period extends beyond 30 days:

A.  Party A has the right to unilaterally terminate the contract.

B.  The contract will continue if Party B pays the penalty and related interest (which is the interest of the overdue account, calculated at the loan rate announced by the People’s Bank of China). If the overdue period is more than 60 days, Party A then has the right to unilaterally terminate the contract and return to Party B previous received payments, deducting the penalty and interest charge. If the paid amount is not enough to cover those, Party B shall pay the remaining amount within 5 days from receipt of the written notice from Party A (“Notice period of contract rescission”). The penalty and interest shall be calculated during the notice period of the contract being rescinded. If the economic losses of Party A exceed the amounts paid, then the penalty paid by Party B shall be made up.

Article 6  If Party B pays by bank transfer and the bank does not make the payment to Party A on time, it remains Party B’s default, expect for any reason stemming from an action by Party A.

Article 7  Both parties will agree to the building transfer date according to the method four below.

Method one:	Party A shall deliver the house to Party B within ____days from the contract executive date.

Method Two:	Party A shall deliver the house to Party B within ____days from the date of notarization by______ notary office

Method Three:	Party A shall deliver the house to Party B within ____days from receipt of the total price from Party B

Method Four:	Party A shall deliver the house to Party B within 2 working days after Party A receives the payment agreed in Statement 1, Appendix I.

Article 8 Party A shall guarantee that when delivering the house:

A.  There are no property right disputes and financial disputes relating thereto.

B.  Party A has not set any mortgage or has cleared any mortgage set before;

C.  Party A has paid the house maintenance fund.

Party A shall assume all liability if there is any inconsistency from what is guaranteed above.

Article 9  Party B shall handle the delivery procedures on the location required by Party A within the deadline agreed in Article 7. The acknowledgement of a successful delivery will the signoff of the “House Handover Sheet” made by both parties. The risks and responsibilities of the house are transferred from Party A to Party B at the house delivery date.

The house is to be used as office and workshop. Party A shall provide Party B with a "Housing quality assurance notice", "Housing Manual,” and "Preliminary property management services contract." Party A shall provide Party B with reliable information of the measured floor space, if required.

If Party A does not provide the material set forth in this agreement, Party B has the right to refuse to accept the house. Party A will be responsible for the resulting delay in delivery.

Article 10  If the decoration and furbishment of the house cannot be achieved to the standards agreed in Appendix III, then Party B has the right to demand from Party A compensation for the difference.

If the parties have a dispute about an identified standard, they can assign a qualified quality-supervising institution to give its written opinion upon the matter in dispute.

Article 11  If Party B pays the total price of the house but does not handle the delivery procedure, Party A shall send a written notice to perform, unless the delay is due to Party A’s own reason. If Party B still does not handle the delivery procedure on the postponed delivery date specified in the notice to perform, the risks and responsibilities are automatically transferred to Party B after the postponed date.

If the deadline of payment (see Appendix I) is later than the delivery date agreed in Article 7, (which means if Party B has not pay the full price), and Party B does not handle the delivery procedure on time, Party A shall send a written notice demanding performance, unless it is due to any reason because of Party A. Party A has the right to unilaterally terminate the contract if Party B does not handle the delivery procedure by the postponed delivery date specified in the notice.

Article 12  Party A shall inform Party B in writing when Party A exercises the right to unilaterally terminate the contract. Party A shall return the previously received payments made to Party B within 30 days from the issuance of the notice, after deducting any penalties due. The penalty accounts for 5% of the total price.

Article 13  Except for events of force majeure, Party A shall pay liquidated damages if Party A cannot hand over the house to Party B within the deadline agreed in article 7. Liquidated damages account for 0.05% of the total price, calculated from the second day of the delivery deadline specified in Article 7 until the payment is made. Party B can exercise the following if the overdue period is over 30 days:

A.  Party B has the right to unilaterally terminate the contract.

B.  The contract will continue if Party A pays the penalty. Party B has the right to inform Party A of its unilateral termination of the contract if the delay of delivery period is more than 60 days. Party A shall return the previously received payments and related interest (the interest on the previous receipts, calculated at the loan rate announced by the People’s Bank of China, from the date payment is made until the contract termination) within 15 days from receipt the written notice. Additionally, Party A shall also pay the liquidated damages to Party B. If Party A’s default results in any economic loss of Party B, the difference between the penalty and actual loss shall be compensated by Party A.

Article 14  Party A is responsible for the repairs and maintenance of the house after the transfer date and this warranty period lasts for two years. The range of repairs and maintenance is agreed by both parties in Appendix V according to the related regulations in the Construction Quality Management Ordinance issued by the State Council and the Shanghai Real Estate Transfer Ordinance.

Article 15  If the main building structure is deemed disqualified, Party B can engage the qualified quality-supervising institution to perform measurement and testing. Party B has the right to unilaterally terminate the contract if the disqualification of main building structure is determined.

Article 16  If there is any other quality issue, Party B has the right to ask Party A repair the house during the warranty period for free. Besides, further compensation equal to the costs of the repairs should also be paid to Party B.

If both parties have a dispute about the quality of the house, they can engage the qualified quality-supervising institution to give written opinion as the evidence for dealing with the dispute.

Article 17  The tax expenses occurred under this contract shall be afforded by both parties, respectively.

Article 18  Party B agrees that the house shall be managed by the house managing company entrusted by Party A (see ”Preliminary property management services contract”) from the delivery date. The house owner committee is not set up yet in the house management area.

The house managing company entrusted by Party A shall be in charge of the management until the new house managing company is hired by the house owners committee.

Article 19  It is agreed that Party A/Party B/both Parties declare(s) the price, apply(s) for the house transfer and the house proprietary certificate to Shanghai Municipal Housing, Land and Resources Administration Bureau before XXXX.

If Party A is in default due to its fault, and Party B cannot get the certificate before 15 June, 2011, then there will be a penalty of 5% of the total price. Party B has the right to unilaterally terminate the contract if the certificate is not obtained within 30 days after 15 June, 2011.

Article 20  When Party B exercises the right of unilaterally terminating the contract, written notice should be sent out to Party A .Party A shall return the funds of all payments (including the interests, calculated by the deposit rates announced by the People’s Bank of China) to Party B and afford the compensation equal to for 5% of the total price.

The payment mentioned in the contract represents the price paid directly by Party B and through bank loan.

Article 21  According to the contract, if Party A or Party B unilaterally terminates the contract, the penalty paid before the termination of the contract should be deducted from the consideration, if any.

Article 22  If Party A or Party B has any objection to the unilateral termination of the contract, the party should confirm the validity of the termination through the dispute resolution authority (described in Article 27), within 15 days from receipt of the written notice from the opposite party.

Article 23  The building can only be used as an office and workshop. Party B shall not alter the usage and structure of the house during its use period. Unless otherwise agreed in the appendix, Party B has the right to use the public access areas and facilities associated with the house. And Party B shall obey the related rules and regulations, respect the social ethics, maintain the communal facilities and respect the public interests.

Article 24  The house bought by Party B shall not be separated from its land use right. When the ownership of the house is transferred, the rights, obligations and responsibilities which are agreed upon in the grant contract of land use right signed between Party A and Shanghai Pudong Land Development Holding Corporation shall be transferred to Party B by law.

Article 25  Matters that have not been addressed herein or are to be modified shall be agreed upon by both parties through supplementary terms, supplementary agreements or modification agreements. The supplementary terms, supplementary agreements or modification agreements constitute an integral part of this contract. If there is any inconsistency, the supplementary terms, supplementary agreements or modification agreements will take priority over the terms of this agreement.

Article 26  One party shall deliver documents, reply and contact with the other party in writing by registered letter or direct service to the address listed on the contract or the changed address notified by the other party in the manner mentioned above.

Article 27  The contract is governed by the laws of People’s Republic of China. Any dispute arising from the execution of the contract shall be resolved through consultation; if the consultation fails, the following ways shall be adopted (delete the unchecked):

1.  Go to arbitration committee for arbitration

2.  Filing a suit with the people’s court

Article 28  The Contract is effective from the contract signature date.

Article 29  The contract is made in 6 duplicates, with the same legal effect. Three of them are to be held by the seller and buyer, respectively. One is hold by__________________.

Appendix I

Payment schedule and manner

1)  Party B shall pay Party A 40% of the total price through bank transfer within 10 working days after the contract signed, with amount of RMB 19,394,489.4.

2)  Both parties agree that the security deposit, amounting to RMB 1,998,548.15 paid by Party B during the house leasing period is deductible from the first installment. Thus the actual first installment to be paid will be RMB 17,395,941.25.

3)  Party B shall make the remaining payment by bank acceptance within 10 working days after the contract was signed. The amount of this part to be paid will be RMB 29,091,734.1. The maturity date of the bank acceptance shall be no later than October 10, 2011. Except for the force majeure, if the bank acceptance is not cashable, Party B shall still make the payment to Party A before the deadline according to the agreement and pay the default penalties, which do not result from Party A’s fault.

4)  Party A shall handle the house transfer procedure with Party B in Shanghai Real estate Trading Center within 5 working days after Party A receives the bank acceptance mentioned in clause 3 above.

Supplementary terms

1. Party B can only install small central air condition systems in the building. Party B‘s decoration programs must be approved by the fire department, otherwise, all the liabilities and losses arising there from shall be borne by Party B.

2. Because Party B has previously occupied the house under a lease arrangement with Party A, both parties agree that the way to determine the purchase price of each square meter under this agreement will be according to the method agreed upon in the lease agreement signed on March 19, 2009.  This is as follows: Sales Price (RMB) = 21,080 (sales price) × 2663.79 (forecasted floor space) - 6805983.45 (rental fee already paid by Party B)/ 2663.79 (forecasted floor space) = RMB 18,525 / square meter.

3. The "Renewal lease agreement” which was signed on March 3, 2011 is automatically terminated when this contract performed.